Exhibit 99.1

Crane Harbor Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Rights, Commencing May 19, 2025

PHILADELPHIA, PA, May 14, 2025 (GLOBE NEWSWIRE) -- Crane Harbor Acquisition Corp. (NASDAQ:CHACU) (the “Company”) announced today that, commencing May 19, 2025, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and rights included in the units. The Class A ordinary shares and rights that are separated will trade on the Nasdaq Global Market under the symbols “CHAC” and “CHACR,” respectively. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “CHACU.”

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be to identify companies in the technology, real assets, and energy sectors. The Company’s management team is led by Jonathan Z. Cohen, its Chairman of the Board of Directors, Edward E. Cohen, Vice Chairman, William Fradin, Chief Executive Officer, Tom Elliott, Chief Financial Officer, and Jeffrey Brotman, Chief Legal Officer and Chief Operating Officer.

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Crane Harbor Acquisition Corp.
craneharbor@hepcollc.com